Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-46865, 333-7328 and 333-08270) of Rio Tinto plc of our report dated June 29, 2011, with respect to the statement of assets available for benefits of the U.S. Borax Inc. 401(k) Savings and Retirement Contribution Plan for Represented Hourly Employees as of December 31, 2010, which report appears in the December 31, 2011 Annual Report on Form 11-K of the U.S. Borax Inc. 401(k) Savings and Retirement Plan for Represented Hourly Employees.

/s/ Tanner LLC

June 27, 2012